LEASE AGREEMENT

THIS AGREEMENT dated as of the 15th day of November, 2005, by and between Pilgrim Partnership, L.L.C., a Vermont limited liability company (hereinafter "Landlord"), and Green Mountain Coffee Roasters, Inc., a Vermont corporation (hereinafter "Tenant").

WITNESSETH:

In consideration of the rents herein reserved and the mutual covenants contained herein, the parties hereto agree as follows:

  Premises. Landlord does hereby demise, let, rent and lease unto Tenant, and Tenant hereby leases and rents from Landlord a portion of a certain condominium unit currently under construction owned by Landlord consisting of 3,074 square feet of warehouse space and 9,000 square feet of office space located in a building commonly known as Pilgrim V on land in Waterbury, Vermont (the "Premises") which is a portion of the land identified as Site A and Site G shown on the Plan of Pilgrim Commercial Park Condominiums, dated March, 2005, prepared by Charles Grenier Consulting Engineer, P.C. and attached as Exhibit D to the Declaration of Pilgrim Commercial Park Condominiums dated March 24, 2005, recorded at Volume 233 at Page 163 of the Town of Waterbury Land Records, as the same has been or may be amended from time to time (said Declaration being hereinafter referred to as the "Declaration" and said plan being hereinafter referred to as the "Plan""). The Premises are depicted on Exhibit A attached hereto and incorporated herein by reference. In addition to the foregoing, Tenant shall also have a non-exclusive right to use the roads, open spaces and other common areas included within Pilgrim Commercial Park Condominiums for access to the Premises, subject to the limitations on the use thereof (if any) included in the applicable condominium declaration and other governing documents. The entire building upon which the Premises are located shall hereinafter be referred to as the "Building".
  Term of Lease.
    The term shall commence on the Lease Commencement Date and shall remain in effect for a period of time running through March 31, 2016 (the "Term"). The "Lease Commencement Date" shall be the earlier of: (i) the date on which construction of the Premises are Substantially Complete (as defined in Section 2(b)); or (ii) the date Tenant commences beneficial use of the Premises. Tenant shall be deemed to have commenced beneficial use of the Premises when Tenant begins to move furniture, furnishings, inventory, equipment or trade fixtures into the Premises. The parties acknowledge that they contemplate that the Lease Commencement Date will occur on or about April 1, 2006.
    The Premises shall be deemed to be "Substantially Complete" when (i) as certified by Landlord's architect for Pilgrim V ("Landlord's Architect"), the Premises have been completed in accordance with the specifications attached hereto as Exhibit B (the "Specifications"), except for items of work and adjustments of equipment and fixtures that can be completed after the Premises are occupied without causing substantial interference with Tenant's use and occupancy of the Premises (collectively, the "Punch List Items"), and (ii) a certificate of occupancy for use of the Premises, if required, has been issued by the applicable governmental authorities. As soon as Landlord's Architect certifies the Premises to be Substantially Complete, Landlord will so notify Tenant and Tenant will promptly thereafter inspect the Premises for conformity to the Specifications. If Tenant determines that the Premises conform to the Specifications, Tenant will so inform Landlord and they will together compile a list of Punch List Items, together with a schedule for completing the Punch List Items. If Tenant determines that the Premises do not conform to the Specifications in any material respect, Tenant will so notify Landlord in writing and Landlord will cause the Premises to be repaired or corrected so that they do conform to the Specifications in all material respects. In the event of a dispute as to whether the Premises conform to the Specifications, the matter in dispute will be referred to Landlord's Architect to be resolved impartially and in good faith.
    Tenant, by taking possession of the Premises, shall accept and shall be held to have accepted same as suitable for the use intended by the Tenant, provided that Landlord shall remain responsible for the prompt completion of the Punch List Items and shall complete same in a manner which avoids unnecessary interference with Tenant's use and occupancy of the Premises.
  Rent.
    Rent Amount. During the first year of the Term, Tenant agrees to pay Landlord annual rent of Two Hundred Seventeen Thousand Eighty Six and 10/100 Dollars ($217,086.10) in monthly installments of Eighteen Thousand Ninety and 51/100 Dollars ($18,090.51) each. A portion of this rental amount is in lieu of a common area maintenance (CAM) charge. The foregoing annual rental amount is premised upon the following calculations:
      Office Space: 9,000 square feet multiplied by $18.00 per square feet multiplied by 110%.
      Warehouse Space: 3,074 square feet multiplied by $11.50 per square foot multiplied by 110%.
    Rent Increases. The rent amount specified in Section 3(a) shall increase annually during the Term from the amount of rent charged during the previous year by two and one-half percent (2.5%).
    Additional Rent. In addition to the rent amount specified in Section 3(a) above, all costs, charges, expenses and adjustments to rent which Tenant assumes, agrees or is obligated to pay Landlord pursuant to this Lease shall be deemed additional rent, and in the event of nonpayment thereof, Landlord shall have all of the rights and remedies with respect thereto as are herein provided for in case of the nonpayment of rent. In the event that any of the costs, charges and expenses constituting additional rent are deemed to be taxable income to Landlord, Landlord shall be entitled to a corresponding tax deduction for said costs, charges and expenses.
    Rent Payments. Tenant covenants to pay monthly installments of rent pursuant to subsection (a) above in advance, on the first day of each month, without any set-off or reduction. Tenant covenants to pay Landlord the rent, additional rent and adjustments of rent as herein provided when due, without notice or demand, at the time and in the manner herein specified and, in default of payment may, at the option of Landlord, be added to the next or any other installment of fixed minimum rent subsequently becoming due. All rent and additional rent is to be mailed to Landlord at the address identified for Landlord in Section 25 herein. In the event that this Lease is or becomes a month-to-month lease because of holdover or otherwise, or if Tenant vacates the Premises prior to the end of any month for any reason whatsoever, no rent shall be prorated or refunded to Tenant for the applicable period and Tenant shall be required to pay rent through the end of the applicable monthly period. Additionally, in the event this Lease is or becomes a month-to-month lease because of holdover or otherwise, Tenant shall be required to give Landlord at least sixty (60) days notice prior to vacating the Premises, and Tenant shall be responsible for paying Landlord for all rents which accrue prior to the expiration of the sixty days following the notice, provided that said notice requirement shall be reduced to ten (10) days for any period that rent is being assessed as the rate specified in Section 18(b).
    Late Payment Penalty. Tenant acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Accordingly, if any installment of rent or any other sum due hereunder from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall also pay to Landlord a late charge equal to Two Hundred Fifty and 00/100 Dollars ($250.00) for each instance that an installment of rent or other sums due hereunder is not paid by its due date. The parties agree that such late charges represent fair and reasonable estimates of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge or service charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.
  Option to Purchase.
    During the first year of the Term, Tenant shall have the option to purchase (i) Landlord's development rights located within the 5.35 acre +/- area depicted as Site F on the Plan (the "Site F Development Rights"), said development rights having been created and reserved pursuant to the Declaration; and (ii) Landlord's development rights within the 10.54 acre +/- area depicted as Site H on the Plan (the "Site H Development Rights"), said development rights also having been created and reserved pursuant to the Declaration. Tenant may exercise each such option separately, by written notice from Tenant to Landlord, given no later than the last day of the first year of the Term. If such notice(s) has not been given by the last day of the first year of the Term, then the purchase option described herein shall terminate unless otherwise extended as provided in Section 4(b) below. Landlord agrees that during the term of said option, including any extension term pursuant to Section 4(b), it shall not transfer or convey the Site F Development Rights or the Site H Development Rights, except as provided in Section 27 herein. The purchase price for each such option, whether exercised during the first year of the Term, or, during the extension term arising pursuant to Section 4(b), shall be as follows:

    Purchase Price

    Site F Development Rights $548,375

    Site H Development Rights $1,080,350

    In the event that Tenant fails to exercise either of its options to purchase the Site F Development Rights or the Site H Development Rights during the first year of the Term as provided in Section 4(a) above, Tenant may extend the time it has to exercise said unexercised option(s) for an additional one year period, expiring on the last day of the second year of the Term, by providing written notice and making payment to Landlord as further set forth in Section 4(b)(i) and Section 4(b)(ii) below. Tenant may extend the period for exercising the options to purchase the Site F Development Rights and the Site H Development Rights separately.
      Tenant may extend the time period for exercising the option to purchase the Site F Development Rights for said additional one year period by providing Landlord with written notice of its election to extend the option period together with payment to Landlord in the amount of Fifty Four Thousand Eight Hundred Thirty Seven and 50/100 Dollars ($54,837.50) no later than the last day of the first year of the Term.
      Tenant may extend the time period for exercising the option to purchase the Site H Development Rights for said additional one year period by providing Landlord with written notice of its election to extend the option period together with payment to Landlord in the amount of One Hundred Eight Thousand Thirty Five and 00/100 Dollars ($108,035.00) no later than the last day of the first year of the Term.
    If Tenant exercises either of the foregoing purchase options, Landlord shall convey the subject development rights, as the case may be, to Tenant or its designee, by warranty deed, conveying fee simple title to such development rights, free and clear of all liens and other encumbrances. Any such conveyance shall include all Special Declarant Rights (as defined by law) appurtenant to the development rights being conveyed, including specifically, but not by way of limitation, the right on the part of Tenant in its name to make, execute and record an amendment to the Declaration in form and content which satisfies the provisions of applicable law to effect the conversion of said development rights and the building or buildings and related improvements constructed by Tenant into a Unit or Units of the Pilgrim Commercial Park Condominium with the interest appurtenant to such Unit in the Common Elements of said Condominium (to be determined in accordance with the Declaration). Closing of the transaction(s) shall occur as reasonably practicable, with standard prorations to the date of closing. Tenant shall be responsible for any transfer tax payable with respect to the conveyance(s) and Landlord shall be responsible for any capital gains tax, land gains tax or other similar tax which may be payable in connection with the conveyance(s). At closing, Tenant shall receive a credit towards the purchase price of the subject development rights being purchased in the amount equal to seventy five percent (75%) of the payment made under Section 4(b)(i) for the purchase of the Site F Development Rights, and under Section 4(b)(ii) for the purchase of the Site H Development Rights, as the case may be. If Tenant fails to exercise either of the foregoing options, or fails to close, after paying either of the sums identified in Section 4(b)(i) or 4(b)(ii) above, its shall not receive any refund (or credit) of such sums from Landlord with respect to the payment made for the subject development right for which its fails to exercise the option or purchase.
    Contemporaneously with the exercise of either of the foregoing purchase options, Tenant shall notify Landlord in writing of the existence of encumbrances and defects in the title to the subject development rights. Landlord shall use its best efforts to remove such encumbrances and defects. If Landlord is not able to remove said encumbrances and defects and Landlord is then unable to convey title to the subject development rights free and clear of one or more encumbrances and defects specified in such notice, Tenant in full satisfaction of Tenant's obligations hereunder, shall either:

    (i) Accept such title to the subject development rights as Landlord can convey without reduction in the corresponding purchase price; or

    (ii) Revoke its exercise of such option(s). Any revocation of Tenant's exercise of said option shall be by written notice to Landlord.

    Landlord agrees to exercise its rights as a Declarant and Unit Owner (as said terms are defined in the Declaration) with the Declaration, and all other rights it may have pursuant to the Declaration, in a manner that will support and facilitate Tenant's exercise of any development rights and ensure Tenant's practical realization of the full benefit of the ownership of any development rights acquired pursuant to the exercise of either of the foregoing purchase options, provided that any such exercise is consistent with the terms of the Declaration and with all laws and governmental permits applicable to the exercise of said development rights.

  Use of Premises/Possession. Tenant may use the Premises only for business office space and/or as a warehouse/workshop, and no other use will be allowed unless expressly agreed in writing by Landlord. Tenant shall be responsible for obtaining all necessary State and local permits and governmental approvals with respect to its use of the Premises, and shall be solely responsible for all costs and expenses associated with obtaining such permits and governmental approvals. The Premises shall not be used as living/sleeping quarters.
  Taxes.
    Real Property Taxes: Landlord shall pay and be responsible for all real estate taxes with respect to the Premises except as otherwise provided in this Paragraph. Tenant shall reimburse Landlord for Tenant's proportional share of any increase in the real estate taxes upon the Building over and above such taxes assessed by the tax authority for the municipal tax year running from January 1, 2006 through December 31, 2006 and the school tax year running from July 1, 2005 through June 30, 2006 (collectively the "Base Year"). During the Term, Tenant's proportional share of the increase in real estate taxes on the Building shall be determined by multiplying the total increase in real estate taxes on the Building during any year that taxes are increased above the amount assessed by the taxing authority during the Base Year by 29% (which represents the proportion which the square footage of the Premises bears to the total square footage of the Building including the Premises). Said contribution towards any increases in annual real estate taxes shall be due and payable by Tenant to Landlord within thirty (30) days of receipt by Tenant from Landlord of copies of the relevant tax bills evidencing any tax increase above the Base Year, and calculations from Landlord showing the amount owed.
    Personal Property Taxes and Other Assessments: Tenant shall pay and be solely responsible for all operating license fees for the conduct of its business, and all ad valorem taxes, personal property taxes, inventory taxes and other assessments levied upon Tenant's trade fixtures, inventory and other personal property.
  Utilities.
    Water and Sewer Charges. Landlord shall pay and be solely responsible for all water and sewer charges for water and sewer usage in the Premises.
    Other Utility Expenses. Tenant shall, during the Term, pay and discharge punctually, as and when the same shall become due and payable all charges for heat, gas, hot water, electricity, light and power, and other service or services, furnished to the Premises during the Term except as provided in Section 7(a) above.
      In addition to the foregoing, due to rising energy costs, Landlord has elected to install a highly efficient decentralized water-source heat system. This system meets and exceeds various energy efficiency guidelines. Although the heat pumps for the system will be run on electricity and will be billed directly to Tenant, Tenant shall also be separately billed for and shall be responsible for paying thirty percent (30%), representing Tenant's pro-rata share, of the fuel and energy costs associated the Winter supplement boiler and the Summer supplement chiller for the system.
  Insurance.
    During the Term of this Lease, Tenant shall purchase and maintain commercial general liability insurance covering all of the Tenant's operations and activities upon the Premises and upon any portion of the common areas of the Pilgrim Commercial Park Condominiums, including, but not limited to contractual liability, the operations of contractors and subcontractors and commercial automobile liability insurance covering the operation of vehicles, each with limits of liability effective during the Term of this Lease of not less than $1,000,000 combined single limit per occurrence, for bodily injury and property damage liability, with an umbrella liability policy of not less than $2,000,000 per occurrence and annual aggregate. All liability policies required pursuant to this Section 8(a) shall name Landlord as an additional insured and shall require that said policy shall not be cancelled or the policy limits decreased without thirty (30) days' prior notice to Landlord. Tenant agrees to deliver certificates of such insurance to Landlord and/or a complete copy of said insurance policy, at the request of Landlord.
    During the Term of this Lease, Landlord shall purchase and maintain commercial general liability insurance covering all of the Landlord's operations and activities upon the Premises and upon any portion of the common areas of the Pilgrim Commercial Park Condominiums, including, but not limited to contractual liability, the operations of contractors and subcontractors and commercial automobile liability insurance covering the operation of vehicles, each with limits of liability effective during the Term of this Lease of not less than $1,000,000 combined single limit per occurrence, for bodily injury and property damage liability, with an umbrella liability policy of not less than $2,000,000 per occurrence and annual aggregate. Landlord agrees to deliver certificates of such insurance to Tenant and/or a complete copy of said insurance policy, at the request of Tenant.
    All insurance policies required by this Section 8 shall be issued by insurance companies licensed to do business in the State of Vermont.
  Covenant of Quiet Enjoyment. Landlord covenants, represents, and warrants that Landlord has the full right and power to execute and perform this Lease, and that Tenant, upon payment of the rent herein and performance of all the covenants and conditions hereof, shall peaceably and quietly have, hold, and enjoy the Premises and all the rights, appurtenances and privileges pertaining thereto during the Term, subject to the terms of this Lease.
  Repairs and Maintenance. Except as expressly provided in this Section 10, Tenant shall be solely responsible, at Tenant's cost and expense, for all maintenance relating to the Premises. Maintenance shall include cleaning, janitorial work, lamp replacement and trash removal. Landlord shall be responsible for maintenance, repair and replacements of all structural elements of the building including all system repairs to the Premises, and all maintenance and system repairs to the common areas within the Building, provided that the damage was not caused by an act or omission of the Tenant. Landlord shall also be responsible for snow removal and landscaping. In the event that Landlord fails to satisfy its repair and maintenance obligations arising under this Section 10, and such failure continues for a period of thirty (30) days following notice to Landlord, Tenant may, at its own expense, complete the repairs and maintenance identified in its notice to Landlord.
  Alterations. Tenant shall make no alterations to the Premises without the written consent of Landlord. Tenant shall be responsible for obtaining and complying with all required permits and governmental approvals necessary for any alteration or improvement approved by Landlord. To the extent that Tenant requires any amendment to an existing permit obtained by Landlord, Landlord agrees to provide reasonable cooperation to Tenant (at Tenant's expense) in obtaining such amendment. Tenant covenants and agrees that, unless otherwise agreed in writing, all improvements, alterations, or other work once begun will be paid for by Tenant, free and clear of liens or encumbrances against the Premises, and will be performed in all respects in accordance with law, including applicable building codes.
  Non-Smoking Building. The Building is a non-smoking building.
  Signs. Tenant shall not erect or place signs on the outside of the Premises or the Building in which the Premises are located without first obtaining Landlord's written permission and appropriate municipal permits. Landlord shall provide a location and format for directory signs for occupants of the Building, including Tenant, which shall be used by Tenant for signage.
  Trash. Tenant shall provide for and pay for its own trash removal from the Premises, and shall ensure that trash is removed from the Premises regularly so as not to cause nuisance or interfere with the use of adjoining properties, including other portions of the building in which the Premises are located, by Landlord, adjoining property owners, or other tenants. Notwithstanding the foregoing, Landlord shall provide an outside dumpster for nonexclusive use by Tenant, provided however, that Tenant shall not place more than twelve (12) bags of garbage per week in said the dumpster.
  Noise/Nuisance. Tenant shall not cause or allow to be caused excessive noise, disturbance, interference, or nuisance in or about the Premises including, but not limited to, any actions which cause disturbance or create a nuisance to adjoining property owners or tenants.
  Parking. The Building is provided with adequate parking. Tenant may use available parking for the Building but there shall be no exclusive parking spaces designated for Tenant.
  Loading Door. Tenant shall have the non-exclusive right to use the loading door located at the rear center portion of the Building.
  Surrender/Holdover.
    Tenant, on the expiration or sooner termination of this Lease, shall quit and surrender the Premises, leaving the Premises in good condition and repair, as received, normal wear and tear excepted.
    If Tenant remains in possession of the Premises without agreement in writing after the expiration of the Term, Tenant shall be deemed to be occupying the Premises as a tenant from month to month, with monthly rent equal to 150% of the monthly rent payment for the last full month of the Term and subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy.

  Fire or Casualty.
    If the Premises shall be damaged by fire, the elements, accident or other unavoidable casualty, but are not thereby rendered untenantable, Landlord shall cause such damage to be repaired or restored within sixty (60) days, and the rent shall not be abated.
    If the Premises shall be rendered untenantable in part by reason of such fire or other unavoidable casualty, Landlord shall cause the damage to be repaired or restored within sixty (60) days, and the rent shall be abated ratably as to the portion of the Premises rendered untenantable until such time as the Premises are repaired or restored.
    If the Premises shall be rendered wholly untenantable by reason of such fire or other unavoidable casualty, Tenant or Landlord shall each have the right, at its election, to terminate this Lease by giving to the other, within the sixty (60) days following the date of said casualty, ten (10) days' prior written notice of an election to terminate. If neither Landlord nor Tenant terminate the Lease, then Landlord shall cause such damages to be repaired and the Premises to be restored and the rent shall be abated in full until such time as the Premises are fully repaired and restored.
    In the event of a termination of this Lease Agreement under (c) above, rent and other charges shall be pro-rated to the date of the termination.
  Condemnation or Eminent Domain. If any part of the Premises shall be taken in any proceeding by public authorities by condemnation or otherwise, or be acquired for public or quasi-public purposes, Tenant shall have the right to terminate this Lease by written notice to Landlord, in which case any unearned rent shall be refunded to Tenant. Tenant's written notice of termination must be given to Landlord within thirty (30) days after Landlord provides Tenant with a detailed drawing showing the area being condemned. Landlord's written notice must specify that the information being furnished to Tenant is being delivered in order for Tenant to decide whether or not to terminate this Lease and that Tenant must make the decision within thirty (30) days after receiving the letter and enclosures. At Tenant's option, the effective date of termination shall be the date the condemning authority takes physical possession of the property being condemned. If only a portion of the Premises is taken and Tenant elects not to terminate this Lease, the rent shall be reduced in the same proportion that the Premises are reduced.
  Sublet or Assignment. Tenant shall not assign or sublet the Premises without written consent from Landlord which consent will not be unreasonably withheld, conditioned or delayed. No assignment or other transfer by Tenant of its interest under this Lease shall be effective unless Tenant delivers to Landlord, within ten (10) days after such assignment or transfer, an instrument of assumption by the transferee of all Tenant's obligations hereunder. Notwithstanding any sublet or assignment, Tenant and all guarantors to this Lease shall remain liable for the full performance of all terms and conditions of this Lease. Tenant shall be responsible for all attorney's fees and costs incurred by Landlord with respect to any assignment or sublet of this Lease, and shall pay all such attorney's fees and costs incurred by Landlord in advance of any sublet or assignment.
  Right to Inspect. Upon reasonable advance notice no less than twenty-four (24) hours, Tenant agrees that Landlord and Landlord's agents and other representatives shall have the right to enter into and upon the Premises, or any part thereof, during normal business hours for the purpose of examining the same, showing the Premises or any other reasonable purpose. In the event of emergency, Landlord may enter without advance notice to Tenant.
  Indemnification. Tenant shall indemnify, defend and save harmless Landlord and its members, employees, officers and managers ("indemnified parties") from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, and judgments, including reasonable attorneys' fees and litigation costs, arising from injury to person or property in or about the Premises during the Term of this Lease and not resulting from any gross negligence or intentional misconduct of Landlord or Landlord's agents. The indemnity contained in this Section shall not apply to amounts paid in settlement of any claim or action if such settlement is effected without Tenant's prior written approval. Within 15 days after receipt by an indemnified party of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against Tenant under this Section, notify Tenant of the commencement thereof. Tenant shall have the right to control the defense of any matter for which an indemnified party seeks indemnification hereunder and, after Tenant's notice to any such indemnified party of its election to control the defense of such matter, Tenant shall not be liable for any legal or other expenses subsequently incurred by such party in connection with such matter. The provisions of this Section 23 shall survive the expiration or sooner termination of this Lease.
  Default by Tenant.
    Tenant's failure to pay any installment of rent or any other charges or expenses it is required to pay pursuant to this Lease when the same shall be due and payable, or Tenant's failure to perform any of the other covenants, conditions and agreements herein contained on Tenant's part to be kept or performed and the continuance of such failure to perform such other covenants, conditions or agreements without curing the same or taking reasonable steps to cure the same, for a period of thirty (30) days after receipt by Tenant of notice in writing from Landlord specifying in detail the nature of such failure, shall constitute a default under this Lease ("Tenant's Default"), provided, however, that, in the event of a default that cannot be reasonably cured during the said 30-day period, Tenant need only commence the cure of such default within the 30-day period and thereafter shall diligently pursue the cure of such default through completion of the cure.
    Upon the occurrence of a Tenant's Default, Landlord may at any time thereafter, give a written termination notice to Tenant specifying a date on which this Lease shall terminate, and on such date, the Term of this Lease shall terminate and all rights of Tenant under this Lease shall cease unless before such date (i) all arrears of rent and all other sums payable by Tenant under this Lease, and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by or on behalf of Landlord on account of such Tenant's Default shall have been paid by Tenant to Landlord, and (ii) all other Tenant's Defaults at the time existing under this Lease shall have been fully cured to the reasonable satisfaction of Landlord. All costs and expenses incurred by or on behalf of Landlord (including, without limitation, reasonable attorneys' fees) occasioned by any Tenant's Default shall constitute additional rent hereunder.
    If any Tenant's Default shall have occurred and be continuing and the Term of this Lease shall have been terminated pursuant to Section 24(b) above, Landlord may enter upon and repossess the Premises by self-help, summary proceeding, ejectment, or otherwise, and may remove Tenant and all other persons and any and all property therefrom. Landlord shall have no liability for or by reason of such entry, repossession or removal. The foregoing notwithstanding, Landlord will use reasonable efforts to arrange for an orderly repossession of the Premises before exercising its rights hereunder.
    After the repossession of the Premises pursuant to Section 24(c), Landlord shall use reasonable efforts to relet the Premises on commercially reasonable terms.
    In the event of any termination or repossession under this Section 24, Tenant will pay to Landlord the rent and other sums required to be paid by Tenant up to the time of such termination or repossession, and thereafter Tenant shall be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages on account of such termination or repossession, (i) a sum equal to the rent and all other sums which would be payable under this Lease by Tenant in the absence of such termination or repossession for the remainder of the Term, plus (ii) all reasonable expenses of Landlord in connection with such termination or repossession and the re-letting of the Premises (including, without limitation, reasonable legal expenses and attorneys' fees, advertising, signage, brokers' fees, managers' fees, and compensation for landlord's time); provided, however, that any amounts received by Landlord through the re-letting of the Premises, or any portion thereof shall be offset against amounts due hereunder. In the event Landlord re-lets the Premises to mitigate its damages, Landlord shall report to Tenant monthly (or at such other times as the parties may agree) all rents received by virtue of any such re-letting; provided however, that Landlord's failure to report to Tenant monthly or otherwise shall not constitute a defense to or waiver of Landlord's right to damages. Tenant shall pay such damages monthly on the days on which the rent would have been due and payable under this Lease in the absence of such termination or repossession.
    If Tenant shall fail to make any payment or perform any act required to be made or performed by it hereunder, Landlord upon ten (10) days' notice to Tenant may (but shall be under no obligation to) at any time thereafter make payment or perform such act for the account and at the expense of Tenant, and may enter upon the Premises or any part thereof at reasonable times for such purpose and take all such action thereon as, in the opinion of Landlord, may be necessary or appropriate. No such entry shall be deemed an eviction of Tenant. All payments so made by Landlord and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith or in connection with the performance by Landlord of any such act shall, upon demand, be reimbursed to Landlord by Tenant as additional rent hereunder.
    Each right, power and remedy of Landlord provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights, powers or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all such other rights, powers or remedies.

  Notices. Any notices, demands, requests or other instrument which may be, or are required to be given under this Lease shall be sent by certified mail, postage prepaid, and shall be addressed:

  If to Landlord:

  Pilgrim Partnership, L.L.C.
  P.O. Box 447
  Waterbury, VT 05676
  Attn: Stephen Van Esen

  If to Tenant:

  Green Mountain Coffee Roasters, Inc.
  33 Coffee Lane
  Waterbury, VT 05676-1529
  Attn: Chief Financial Officer

  Either party may change its address for notice by written notice to the other party given in the foregoing manner.

  Condominium Association. The Parties agree that this Lease is subject to the Declaration of Pilgrim Commercial Park Condominiums, the Condominium Association's bylaws, and any other Rules and Regulations of the Condominium Association, and Tenant agrees that it will comply with the terms and conditions of the Declaration, the Condominium Association's bylaws and said Rules and Regulations.
  Mortgage Subordination. This Lease and the Option to Purchase contained herein are subject and subordinate to all mortgages which may now or hereafter affect the Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, that Landlord shall obtain a nondisturbance agreement from Landlord's mortgagee relative to Tenant's interest in the Premises, in a form satisfactory to Landlord's mortgagee, which shall remain in force and effect at all times during the Term unless the subject mortgage has been discharged by Landlord's mortgagee. In confirmation of such subordination, Tenant shall execute promptly any instrument required by Landlord or Landlord's mortgagee.
  Liens/Encumbrances. Except as otherwise expressly provided in this Lease or otherwise agreed in writing by Landlord, Tenant shall not permit any mortgage, deed or trust, mechanic's lien, or other encumbrance, lien, or security interest in, on, or against the Premises.
  Modification/Merger. This Lease constitutes the entire agreement between the parties and may only be modified by written instrument signed by the parties.
  Invalidity. If any portion of this Lease is deemed invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and shall remain in full force and effect.
  Performance/Waiver. The failure by Landlord to insist upon the strict performance of any of the terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that Landlord may have pursuant to this Lease, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained.
  Parties. The terms and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto, and their permitted successors and assigns.
  Force Majeure. In the event that Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws, regulations, orders or decrees, riots, insurrection, war, acts of God, inclement weather, or other reason beyond such party's reasonable control, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided that nothing contained in this Section 31 shall excuse, delay or otherwise apply to the Tenant's obligation to pay rent or any other monetary obligation hereunder.
  Dispute Resolution. Any and all disputes or controversies between the parties arising out of or relating to this Lease which cannot be resolved on an amicable basis shall be finally settled by binding arbitration. Such arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a single arbitrator selected as provided in said Rules. To the extent permitted by said rules, the arbitrator shall have liberal discretion to order specific performance of a party's obligations under this Agreement, so long as such specific performance would not impose undue economic hardship on the breaching party. Unless otherwise agreed by the parties, all arbitration proceedings shall be held in Waterbury, Vermont. Any decision rendered in such an arbitration proceeding shall be final and binding on the parties and shall be enforceable in any court having jurisdiction over the parties.

  ACKNOWLEDGMENT OF ARBITRATION

  The parties understand that this Agreement contains an agreement to arbitrate. After signing this Agreement, the parties understand that they will not be able to bring a lawsuit concerning any disputes that may arise which is covered by such an agreement to arbitrate, unless it involves a question of constitutional or civil rights. Instead, the parties agree by this Agreement to submit any covered dispute to an impartial arbitrator or arbitrators.

  Memorandum of Lease. At the request of either party, the parties shall also execute a Memorandum of Lease. Each party shall have the right to record said Memorandum of Lease with the public land records and the party choosing to record said Memorandum shall bear all filing fees associated therewith.
  Interpretation. This Lease and the performance hereof shall be governed by and construed in accordance with the laws of the State of Vermont, without reference to any conflict of laws principles.
  Headings. The titles and headings of the various sections and paragraphs of this Lease are intended solely for the convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or place any construction upon or on any of the provisions of this Lease.

IN WITNESS WHEREOF, the parties have each caused this Lease to be signed by their duly authorized representatives.

IN PRESENCE OF:                         PILGRIM PARTERSHIP, L.L.C.

/s/ Lynn Brown III                             By: /s/ Steve Van Esen
Witness

                                                        GREEN MOUNTAIN COFFEE ROASTERS, INC.

 /s/ John J. Holtman                          By: /s/ Frances G. Rathke
Witness

STATE OF VERMONT
WASHINGTON COUNTY, SS.

At Waterbury, in said County, on this 15th day of November, 2005, Steve Van Esen, duly authorized agent of PILGRIM PARTERSHIP, L.L.C., personally appeared and he/she acknowledged this instrument, by him/her sealed and subscribed, to be his/her free act and deed and the free act and deed of PILGRIM PARTERSHIP, L.L.C.

                                                            Before me, /s/ Paula Clement
                                                            Notary Public
                                                            My Commission Expires: 2/10/07

STATE OF VERMONT
WASHINGTON COUNTY, SS.

At Waterbury, in said County, on this 15th day of November, 2005, Frances G. Rathke, duly authorized agent of GREEN MOUNTAIN COFFEE ROASTERS, INC. , personally appeared and he/she acknowledged this instrument, by him/her sealed and subscribed, to be his/her free act and deed and the free act and deed of GREEN MOUNTAIN COFFEE ROASTERS, INC.

                                                            Before me, /s/ Paula Clement
                                                            Notary Public
                                                            My Commission Expires: 2/10/07

F:\WPDOCS\G\GMCR\Pilgrim V\Lease Agmt 11-15-05.doc